Exhibit 99

CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report (“Operating Report”) contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

______________________________x

In re:	Chapter 11 Case No.

SPIEGEL, INC., et al.	03-11540 (CB)

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM FEBRUARY 29, 2004 TO APRIL 3, 2004

DEBTORS’ ADDRESS:	SPIEGEL, INC.
	3500 LACEY ROAD
	DOWNERS GROVE, IL 60515

	DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):	$168,387

DEBTORS’ ATTORNEYS:	SHEARMAN & STERLING
	599 LEXINGTON AVE
	NEW YORK, NY 10022

	CONSOLIDATED OPERATING LOSS
	(IN THOUSANDS):	$69,035

REPORT PREPARER:	SPIEGEL, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.

/s/ Jim Pekarek
Jim Pekarek
Vice President-Corporate Controller

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

SPIEGEL, INC. AND SUBSIDIARIES

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidated Balance Sheet

April 3, 2004

(unaudited)

($000s omitted, except share and per share amounts)

ASSETS

Current assets:
Cash and cash equivalents	$168,686
Receivables, net	43,922
Inventories	177,874
Prepaid expenses other current assets	48,447
Net assets of discontinued operations	6,356
Assets held for sale	20,370

Total current assets	465,655

Property and equipment, net	178,650
Intangible assets, net	135,608
Other assets	28,371

Total assets	$808,284

LIABILITIES and STOCKHOLDERS’ DEFICIT

Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$228,871
Current portion of long-term debt	48,000

Total current liabilities	276,871

Deferred lease obligation	11,995

Liabilities subject to compromise	1,441,310

Total liabilities	1,730,176

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010
Additional paid-in capital	329,489
Accumulated other comprehensive loss	(25,072)
Accumulated deficit	(1,358,264)

Total stockholders’ deficit	(921,892)

Total liabilities and stockholders’ deficit	$808,284

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Operations

(unaudited)

($000s omitted)

Five Weeks Ended April 3, 2004
Net sales and other revenues:
Net sales	$106,665
Other revenue	12,587

119,252

Cost of sales and operating expenses:
Cost of sales, including buying and occupancy expenses	61,784
Selling, general and administrative expenses	55,986

117,770
Estimated income of non-debtors	158

Operating income	1,640

Interest expense	1,878

Loss from operations before reorganization items	(238)

Reorganization items, net	8,361

Loss from operations	(8,599)

Discontinued operations:
Loss from discontinued operations	(1,695)
Loss on disposal	(58,741)

Net loss	$(69,035)

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Cash Flows

(unaudited)

($000s omitted)

Five Weeks Ended April 3, 2004
Cash flows from operating activities:
Net loss	$(69,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Reorganization items, net	8,361
Depreciation and amortization	5,249
Change in assets and liabilities:
Increase in receivables, net	(5,823)
Increase in investments/advances to non-debtors	(293)
Increase in inventories	(5,210)
Decrease in prepaid expenses	6,413
Decrease in accounts payable and other accrued liabilities	(9,028)
Decrease in net assets of discontinued operations	59,360

Net cash used in operating activities	(10,006)

Net cash used for reorganization items	(2,381)

Cash flows from investing activities:
Net additions to property and equipment	(2,043)
Net reductions to other assets	457

Net cash used in investing activities	(1,586)

Net cash provided by financing activities	—

Effect of exchange rate changes on cash	375

Net change in cash and cash equivalents	(13,598)
Cash and cash equivalents at beginning of period	182,284

Cash and cash equivalents at end of period	$168,686

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Notes to Consolidated Financial Statements

(unaudited)

($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code

In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700 million, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended 2001, the Company was in default of the financial and other covenants under the credit agreement and its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank (“FCNB”) notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company’s asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al. Case No. 03-11540 (CB).” Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

The following material subsidiaries were not included in the Chapter 11 case: FCNB, First Consumers Credit Corporation (FCCC), Financial Services Acceptance Corporation (FSAC), Spiegel Acceptance Corporation (SAC) and Spiegel Credit Corporation III.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount, which was later reduced to $250 million. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process.

In July 2003, the Company received Bankruptcy Court approval to implement a Key Employee Retention Plan (“KERP”), which provides cash incentives and enhanced severance payments to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process.

As of April 3, 2004 there were $0 borrowings outstanding under the DIP Facility. On April 3, 2004 funds available under the DIP Facility totaled $117.6 million. The Company had $1.2 million in trade letters of credit outstanding as of April 3, 2004.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

In order to emerge from Chapter 11, the Bankruptcy Court must confirm a plan of reorganization and the Company and its Chapter 11 debtor subsidiaries must consummate such a plan. Although the Company and its Chapter 11 debtor subsidiaries expect to file a plan or plans of reorganization providing for emergence from Chapter 11, they cannot assure investors that any plan of reorganization will be proposed, confirmed or ultimately consummated. The Company and its Chapter 11 debtor subsidiaries initially have the exclusive right to file a plan of reorganization for 120 days after filing the Chapter 11 case. The Company has requested and been granted extensions of the period in which it has the exclusive right to file a plan of reorganization. Most recently, on May 11, 2004, the Company obtained an extension of this exclusive period until September 7, 2004, and the Company has reserved its right to seek additional extensions of this period. If the Company and its Chapter 11 debtor subsidiaries fail to file a plan of reorganization during this period and thereafter the creditors do not approve the plan prior to the date that is sixty days after the termination of this period, or if the Company does not obtain an additional extension of exclusivity or time, then any party-in-interest may then file its own plan of reorganization.

The matters discussed above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statements of operations. Cash used for reorganization items is disclosed separately in the unaudited consolidated statements of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold. Since filing for protection under Chapter 11 of the Bankruptcy Code, the Company has experienced a decrease in assets, an increase in liabilities (including liabilities subject to compromise) and continued decreases in sales and revenues resulting in an increase in loss from continuing operations.

The Company’s reorganization may include the sale of significant assets and/or subsidiaries. The Company has reached an agreement on the sale of substantially all of the assets of Newport News, Inc. and has reflected this operation as a discontinued operation in the financial statements. However, other than for this planned transaction, the accompanying financial statements do not give effect to potential losses that may occur if any other such sales are ultimately consummated. The ultimate timing for the filing of and approval of a reorganization plan is not currently known.

(2) Basis of Presentation

The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. The SEC independent examiner’s report, filed by the Company with the SEC on September 12, 2003, questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results. The Company’s management is analyzing the findings of the independent examiner’s report. The Company will attempt to complete its analyses promptly. However, as a result of the independent examiner’s report and the Company’s filing for voluntary bankruptcy on March 17, 2003, the Company can neither provide any guidance as to the impact, if any, on the Company’s financial statements that may result from these analyses nor state with any certainty as to when the analyses will be completed.

The consolidated balance sheet includes the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is in the process of liquidating its bankcard business and has reflected the bankcard business and all related credit operations as a discontinued operation. FCNB submitted a liquidation plan to the OCC and has begun its formal liquidation. In addition, in March 2003 the Company also discontinued charging privileges on all of its private-label credit cards. FCNB, in addition to its own bankcard operations, has issued substantially all of the Company’s private label credit cards and stopped all receivable servicing efforts on June 30, 2003.

The merchant companies have issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company has determined to cease issuing new private-label credit cards internally and has stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables, which had a balance of approximately $5 million, for approximately $4 million to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with Alliance Data Systems (“Alliance Data”), the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Services provided by Alliance Data under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. Alliance Data began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with Alliance Data. In addition, payments to the Company for customer purchases made with their Alliance Data-issued cards are subject to a 20% “holdback”. The holdback currently equals 20% of the principal portion of the receivable balance for merchant accounts financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its operating expenses and principal balance write-offs in connection with customers’ failure to pay their credit card accounts under certain circumstances, including cessation of the Company’s business or termination of the agreement or its funding arrangement. After the first anniversary date of the Alliance Data agreement, the agreement also contains certain restrictions limiting the Company’s ability to make significant changes to its operations. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated if the Company satisfies certain financial criteria. The Company has recorded the holdback, which approximates $14.1 million as of April 3, 2004, as a receivable in the consolidated balance sheet. As of April 3, 2004, a reserve was not recorded against this receivable as the Company believes that the balance is collectible based upon the likelihood that the Company will emerge from Chapter 11 and that certain financial criteria will be achieved in future periods. The Company will assess the collectability of the receivable balance each period based upon the collection rates on the credit cards and the likelihood that the Company will emerge from Chapter 11 and will be able to meet the financial criteria contained in the agreement. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

(3) Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the April 3, 2004 balance sheet as “Liabilities subject to compromise.”

Liabilities subject to compromise consist of the following:

April 3, 2004
Debt	$1,252,857
Trade payables	116,953
Salaries, wages and employee benefits	273
Other liabilities	71,227

Total liabilities subject to compromise	1,441,310

Discontinued operations liabilities subject to compromise	17,812

Total liabilities subject to compromise	$1,459,122

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management’s attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:

The net expense resulting from the Company’s Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the five weeks ended April 3, 2004:

Professional fees	7,685
Interest income	(122)
Other	798

$8,361

Schedule 1

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidating Balance Sheet

April 3, 2004

(unaudited)

($000s omitted, except share and per share amounts)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$168,686	$48,904	$(48,904)	$168,686
Receivables, net	43,922	19	(19)	43,922
Inventories	177,874	—	—	177,874
Prepaid expenses and other current assets	48,447	141	(141)	48,447
Net assets of discontinued operations	(15,040)	—	21,396	6,356
Assets held for sale	$20,370	—	—	20,370

Total current assets	444,259	49,064	(27,668)	465,655

Investments in and advances to/from affiliates, net	24,293	(628,359)	604,066	—
Property and equipment, net	178,650	—	—	178,650
Intangible assets, net	135,608	—	—	135,608
Other assets	21,869	25,680	(19,178)	28,371

Total assets	$804,679	$(553,615)	$557,220	$808,284

LIABILITIES and STOCKHOLDERS’ DEFICIT

Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$225,266	$50,351	$(46,746)	$228,871
Current portion of long-term debt	48,000	—	—	48,000

Total current liabilities	273,266	50,351	(46,746)	276,871

Long-term debt, excluding current portion	—	100	(100)	—
Deferred lease obligation	11,995	—	—	11,995

Total liabilities not subject to compromise	285,261	50,451	(46,846)	288,866

Liabilities subject to compromise	1,441,310	—	—	1,441,310

Total liabilities	1,726,571	50,451	(46,846)	1,730,176

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945	—	—	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010	26,247	(26,247)	117,010
Additional paid-in capital	329,489	255,093	(255,093)	329,489
Accumulated other comprehensive loss	(25,072)	—	—	(25,072)
Accumulated deficit	(1,358,264)	(885,406)	885,406	(1,358,264)

Total stockholders’ deficit	(921,892)	(604,066)	604,066	(921,892)

Total liabilities and stockholders’ deficit	$804,679	$(553,615)	$557,220	$808,284

Schedule 2

Spiegel, Inc. and Debtor Subsidiaries

Cash Disbursements

For the Period from February 29, 2004 to April 3, 2004

Unaudited

($000s omitted)

	Spiegel Catalog	Newport News	Spiegel Marketing Corp.	Spiegel Group Teleservices U.S.	Spiegel Group Teleservices Canada	Eddie Bauer	Eddie Bauer Canada	DFS	Spiegel Mgmt.	Spiegel, Inc.	Gemini Credit Services	Total
Disbursements
Accounts Payable	(5,342)	(1,747)		(135)	(204)	(30,589)	(220)	(4,448)	(3,072)			(45,757)
Merchandise Payments	(4,030)	(7,747)				(8,522)	(348)					(20,647)
Otto Payments	(1,000)	(1,704)				(25,000)	(1,705)					(29,408)
Payroll	(1,171)	(2,538)		(3,133)		(14,527)	(65)	(1,768)		(4,013)		(27,217)
Taxes						(3,789)	(1,042)					(4,831)
Transportation	(760)	(624)				(1,308)	(168)					(2,859)
Postage	(3,906)	(3,778)				(2,077)		(1,134)				(10,894)
US Customs	(250)	(933)				(2,544)	(331)					(4,058)
Rent	(221)	(161)		(107)			(1,086)					(1,575)
Group Insurance							(37)			(3,134)		(3,171)
Other	(874)	(3,775)		(1,030)						(12,249)		(17,928)

	(17,554)	(23,007)	—	(4,405)	(204)	(88,356)	(5,043)	(7,350)	(3,072)	(19,396)	—	(168,387)

Schedule 3

Spiegel, Inc. and Debtor Subsidiaries

Additional Information

For the Period from February 29, 2004 to April 3, 2004

(unaudited)

($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

All wages and salaries paid (GROSS) or incurred:	$24,711

The amount of payroll taxes withheld:
Federal (FIT, FICA, FUTA)	$5,459
State (SIT, SUI)	1,214
Local Taxes	114
State Disability (SDI/UC)	14

The amount of employer payroll tax contributions incurred:
FICA	$1,849

Gross taxable sales	$106,665
Sales tax collected	4,681
Property taxes	4
Any other taxes	726

Date and amount paid over to each taxing agency for taxes:

Date	Federal	State	Local	State Disability
03/01/2004	$1,337	$130	$2	$4
03/03/2004		14
03/04/2004		2	6
03/10/2004			1
03/11/2004		0	21
03/12/2004	361	98
03/15/2004	1,416	101	1	4
03/18/2004		38
03/26/2004	500	147
03/29/2004	1,754	172	25	4